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As filed with the Securities and Exchange Commission on February 25, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION	HUNTSMAN INTERNATIONAL LLC
(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)
42-1648585	87-0630358
(I.R.S. Employer Identification No.)
Huntsman Corporation 10003 Woodloch Forest Drive The Woodlands, Texas 77380 (281) 719-6000	Huntsman International LLC 10003 Woodloch Forest Drive The Woodlands, Texas 77380 (281) 719-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David Stryker
Executive Vice President, General Counsel and Secretary
Huntsman Corporation
10003 Woodloch Forest Drive
The Woodlands, Texas 77380
(281) 719-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard B. Aftanas, P.C.
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

            Huntsman Corporation

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

            Huntsman International LLC

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee

Guarantees of Huntsman Corporation	(1)(2)(3)	(1)(3)

Debt Securities of Huntsman International LLC	(1)(2)	(4)

(1)
Not applicable pursuant to Instruction II.E to Form S-3.

(2)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(3)
No separate consideration will be received for any guarantee of any debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

Prospectus

HUNTSMAN CORPORATION

Guarantees of Debt Securities

HUNTSMAN INTERNATIONAL LLC

Debt Securities

        Huntsman Corporation ("Huntsman Corp.") and/or its wholly-owned subsidiary, Huntsman International LLC ("Huntsman International"), may offer the securities identified above, from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. The prospectus provides you with a general description of the securities.

        Each time we offer securities, we will provide a prospectus supplement that will contain information about the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" before you invest in the securities.

        We may offer securities described in this prospectus through underwriters or dealers, directly to one or more purchasers or through agents on a continuous or delayed basis. The prospectus supplement will include the names of underwriters, dealers or agents, if any, retained. The prospectus supplement also will include the purchase price of the securities offered, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation.

        Our principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. Our telephone number is (281) 719-6000.

        Investing in our securities involves risks. See "Risk Factors" on page 1 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC's rules, this prospectus provides a general description of the offered securities. Each time we offer securities, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide you with any information other than that provided or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by on or behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus, any prospectus supplement or any free writing prospectus nor any sale made under this prospectus, any prospectus supplement and any free writing prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated or deemed incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of such document or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used throughout this prospectus, unless the context otherwise requires or indicates:

  •
  "Huntsman Corp." means Huntsman Corporation, and not its subsidiaries;

  •
  "Huntsman International" means Huntsman International LLC, a wholly-owned subsidiary of Huntsman Corp., and not its subsidiaries; and

  •
  "Company," "we," "our" and "us" refer to Huntsman Corp. and its subsidiaries, including Huntsman International, on a consolidated basis.

RISK FACTORS

        Before you invest in our securities, in addition to the other information included or incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report (and as updated by any other filings we make with the SEC), which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other reports that we file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which will be subsequently incorporated herein by reference, by any prospectus supplement accompanying this prospectus or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See "Where You Can Find More Information" and "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        With respect to the Company, certain information set forth in this prospectus contains "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management's plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, spin-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. In some cases, forward-looking statements can be identified by terminology such as "believes," "expects," "may," "will," "should," "anticipates" or "intends" or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

        All forward-looking statements, including without limitation management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management's expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable law.

        There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this prospectus.

        You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.huntsman.com. However, the information on our website is not a part of, or incorporated or deemed incorporated by reference into, this prospectus.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act to register our securities. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018 (our "Annual Report"), filed with the SEC on February 12, 2019;

  •
  the Proxy Statement of Huntsman Corp. on Schedule 14A, filed with the SEC on March 22, 2018; and

  •
  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Investor Relations
Huntsman Corporation
10003 Woodloch Forest Drive
The Woodlands, Texas 77380
(281) 719-6000

 THE COMPANY

        We are a global manufacturer of differentiated organic chemical products. Huntsman Corp., a Delaware corporation, was formed in 2004 to hold the Huntsman businesses, which were founded by Jon M. Huntsman. Peter R. Huntsman now serves as Chairman of the Board, President and Chief Executive Officer of Huntsman Corp.

        We operate in four segments: Polyurethanes, Performance Products, Advanced Materials and Textile Effects. Our products comprise a broad range of chemicals and formulations, which we market globally to a diversified group of consumer and industrial customers. Our products are used in a wide range of applications, including those in the adhesives, aerospace, automotive, construction products, personal care and hygiene, durable and non-durable consumer products, digital inks, electronics, medical, packaging, coatings and construction, power generation, refining, synthetic fiber, textile chemicals and dyes industries. We are a leading global producer in many of our key product lines, including MDI, amines, surfactants, maleic anhydride, epoxy-based polymer formulations, textile chemicals and dyes.

        We operate all of our businesses through Huntsman International, our wholly-owned subsidiary. Huntsman International is a Delaware limited liability company and was formed in 1999.

Corporate Information

        Huntsman Corp. is a Delaware corporation and its common stock is listed on the NYSE under the ticker symbol "HUN." The Company's principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. The Company's telephone number is (281) 719-6000.

 USE OF PROCEEDS

        Huntsman International intends to use the net proceeds from the sale of any debt securities as set forth in the applicable prospectus supplement. Huntsman Corp. will not receive separate consideration for any guarantee of any debt securities.

DESCRIPTION OF DEBT SECURITIES

        Huntsman International may offer debt securities, which will be issued under an indenture entered into between Huntsman International and a banking or financial institution, as trustee.

        The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior or subordinated;

  •
  applicable subordination provisions, if any;

  •
  conversion or exchange into other securities;

  •
  whether securities issued will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  the events of default with respect to the securities and the right of the trustee or the holders to declare the principal and interest with respect to such securities to be due and payable;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  •
  any restriction or condition on the transferability of the securities;

  •
  any provisions related to compensation and reimbursement of the trustee;

  •
  provisions, if any, granting special rights to holders of the securities upon the occurrence of specified events; and

  •
  any other terms of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

        We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Guarantees

        The debt securities of any series may be guaranteed by Huntsman Corp. Each prospectus supplement will describe, as to the debt securities to which it relates, guarantees by Huntsman Corp, if any.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in one or more of the following ways from time to time:

  •
  to underwriters for resale to purchasers;

  •
  directly to purchasers; or

  •
  through agents or dealers to purchasers.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

 LEGAL MATTERS

        The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, unless otherwise indicated in the applicable prospectus supplement.

 EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company and Huntsman International and subsidiaries' Annual Report on Form 10-K, and the effectiveness of the Company and Huntsman International and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is an estimate of the expenses (all of which are to be paid by the Registrants) that we may incur in connection with the debt securities and guarantees being registered hereby.

SEC registration fee	$	*
Financial Industry Regulatory Authority filing fee		(1)
Registrar and paying agent fees		(1)
Printing expenses		(1)
Legal fees and expenses		(1)
Trustee fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous		(1)

Total		$(1)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee is omitted because it will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers

Huntsman Corporation

        The Delaware General Corporation Law ("DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Huntsman Corp.'s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Huntsman Corp.'s amended and restated bylaws provide that it must indemnify our directors and officers to the fullest extent authorized by the DGCL. Huntsman Corp. is also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. Huntsman Corp. believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in Huntsman Corp.'s certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Huntsman Corp. and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Huntsman Corp. entered into indemnification agreements with its directors and officers in connection with the completion of its initial public offering. Pursuant to these agreements, Huntsman Corp. agrees to provide customary indemnification to its officers and directors against expenses incurred by such persons in connection with their service as directors or officers (as applicable) or in connection with their service at Huntsman Corp.'s request as directors, officers, trustees, employees or agents of other entities.

        There is currently no pending material litigation or proceeding involving any of its directors, officers or employees for which indemnification is sought.

        In the opinion of the SEC, indemnification provisions that purport to include indemnification for liabilities arising under the Securities Act are contrary to public policy and are, therefore, unenforceable.

Huntsman International LLC

        Huntsman International LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA"), subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

        Section 7.2 of the Limited Liability Company Agreement of Huntsman International LLC authorizes the company, subject in all respects to any requirements or limitations contained in the DLLCA, to indemnify and hold harmless its managers, officers and, if applicable, employees and other agents to the same extent, in the same manner and subject to the same rights, terms, conditions and procedures (including, without limitation, with respect to the advancement of expenses) as such categories of persons would be indemnified and held harmless by the parent company of the company pursuant to the amended and restated bylaws, certificate of incorporation or other relevant charter documents of its parent company; provided, that if at any time the company does not have a parent company with common stock listed on the New York Stock Exchange or traded through the Nasdaq national market, the company shall during such time provide indemnification and advancement of expenses to its managers, officers, employees and other agents to the maximum extent permitted by the DLLCA.

Item 16.    Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings

        Each undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of each Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

4.1	Form of Huntsman International LLC Indenture for Debt Securities**

4.2	Form of Guarantee Agreement*

5.1	Opinion of Kirkland & Ellis LLP as to Huntsman Corporation**

5.2	Opinion of Kirkland & Ellis LLP as to Huntsman International LLC**

23.1	Consent of Independent Registered Public Accounting Firm (Huntsman Corporation)**

23.2	Consent of Independent Registered Accounting Firm (Huntsman International LLC)**

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 and Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Huntsman International LLC Indenture for Debt Securities**

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on February 25, 2019.

HUNTSMAN CORPORATION
By:	/s/ PETER R. HUNTSMAN
	Name:	Peter R. Huntsman
	Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Peter R. Huntsman, Sean Douglas, and David Stryker, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-3 and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

Signatures	Title	Date

/s/ PETER R. HUNTSMAN Peter R. Huntsman	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 25, 2019
/s/ SEAN DOUGLAS Sean Douglas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2019

Signatures	Title	Date

/s/ RANDY W. WRIGHT Randy W. Wright	Vice President and Controller (Authorized Signatory and Principal Accounting Officer)	February 25, 2019
/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	Director	February 25, 2019
/s/ M. ANTHONY BURNS M. Anthony Burns	Director	February 25, 2019
/s/ WAYNE A. REAUD Wayne A. Reaud	Director	February 25, 2019
/s/ DR. MARY C. BECKERLE Dr. Mary C. Beckerle	Director	February 25, 2019
/s/ DANIELE FERRARI Daniele Ferrari	Director	February 25, 2019
/s/ SIR ROBERT J. MARGETTS Sir Robert J. Margetts	Director	February 25, 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on February 25, 2019.

HUNTSMAN INTERNATIONAL LLC
By:	/s/ PETER R. HUNTSMAN
	Name:	Peter R. Huntsman
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Peter R. Huntsman, Sean Douglas and David Stryker, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-3 and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

Signatures	Title	Date

/s/ PETER R. HUNTSMAN Peter R. Huntsman	President, Chief Executive Officer and Manager (Principal Executive Officer)	February 25, 2019
/s/ SEAN DOUGLAS Sean Douglas	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	February 25, 2019
/s/ RANDY W. WRIGHT Randy W. Wright	Vice President and Controller (Authorized Signatory and Principal Accounting Officer)	February 25, 2019
/s/ DAVID STRYKER David Stryker	Executive Vice President, General Counsel, Secretary and Manager	February 25, 2019